Exhibit 99.1

DRI Corporation Announces First Quarter Conferences and Investor Events

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that management plans to speak during the ROTH Capital Partners’ 20th Annual Growth Stock Conference, Feb. 18-21, 2008, at the Ritz Carlton Laguna Niguel in Dana Point, Calif.

DRI Corporation Chairman, President and Chief Executive Officer David L. Turney’s ROTH conference presentation, scheduled Feb. 21, 2008 from 12:30 p.m. to 1 p.m. (Pacific), will be webcast via http://wsw.com/webcast/roth16/tbus/.

An invitation-only event, the ROTH conference is expected to attract more than 1,000 buy-side investors. For more information, visit www.rothcp.com.

ADDITIONAL FIRST QUARTER ACTIVITIES

  The Growth & Value Investor Conference, Feb. 27-28, 2008, from 5 p.m. to 9 p.m. at The Westin Fort Lauderdale in Florida -- Hosted by LDV Capital Management in cooperation with the Stock and Bond Club of South Florida, this two-day conference is expected to attract approximately 1,000 to 1,500 investment professionals. For more information, visit www.ldvcapitalmanagement.com.
  Investor Presentations, March 3-4, 2008, New York – Management plans to discuss the Company’s products, markets, technologies, and long-term growth initiatives with investment professionals.
  Wall Street Luncheon, March 13, 2008, Dallas, Texas – Friedland Investment Events LLC is hosting this event. For more information, visit www.friedlandevents.com.
  Fourth Quarter and Fiscal Year 2007 Results Conference Call – Tentatively slated March 14, 2008 at noon (Eastern).

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements concerning the potential impact on the Company’s perceived value as a result of participating in investor relations conferences and meetings, as well as any statement, express or implied, concerning future events or expectations which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., are forward-looking statements. These forward looking statements are subject to risks and uncertainties, including risks that our participation in investor relations conferences and meetings may not prove beneficial to the Company, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business, as those risk factors are updated by our subsequent quarterly reports on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com